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                                                                   EXHIBIT 99(f)

                       KEYCORP STUDENT LOAN TRUST 2000-A

                PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

                          Statement of Compliance with
                      Specifically Identified Requirements

                               December 31, 2000

                 (With Independent Accountants' Report Thereon)


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[KPMG LOGO]

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One Cleveland Center                                     Telephone 216 696 9100
1375 E. Ninth Street                                     Fax 216 696 7792
Cleveland, OH 44114-1796

                         INDEPENDENT ACCOUNTANTS' REPORT

        Bank One, National Association
        (formerly known as The First National Bank of Chicago) as Eligible Lender Trustee

        We have examined Pennsylvania Higher Education Assistance Agency's (Servicer) assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and Servicing Agreement dated June 1, 2000, about the Servicer's compliance with the servicing of the KeyCorp Student Loan Trust 2000-A student loans as of December 31, 2000, and for the year then ended, as indicated in the accompanying Statement of Compliance with Specifically Identified Requirements. The Servicer is responsible for the Servicer's compliance with those requirements. Our responsibility is to express an opinion on the Servicer's assertions about compliance based on our examination.

        Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicer's compliance with specified requirements.

        In our opinion, the Servicer's assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and Servicing
        Agreement dated June 1, 2000, included in the accompanying Statement of Compliance with Specifically Identified Requirements as of December 31, 2000, and for the year then ended, are fairly stated in all material respects.

        This report is intended solely for the information and use of Pennsylvania Higher Education Assistance Agency, Key Bank USA, National Association, Bank One, National Association (formerly known as The First National Bank of Chicago), Bankers Trust Company, and MBIA (formerly known as Capital Markets Assurance Corporation) and is not intended to be and should not be used by anyone other than these specified parties.

                                             /s/KPMG LLP

        March 2, 2001


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                 PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

        Statement of Compliance with Specifically Identified Requirements

Pennsylvania Higher Education Assistance Agency (PHEAA) has complied with the specifically identified servicing requirements for the KeyCorp Student Loan Trust 2000-A, with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02,
and 5.03 of the Sale and Servicing Agreement dated June 1, 2000 (the Agreement), relating to the student loans that are guaranteed as to payment of principal and interest by PHEAA or the American Student Assistance Corporation (ASA) and are reinsured by the Department of Education (Financed Federal Loans) and student loans guaranteed as to payment of principal and interest by The Education Resources Institute, Inc. (TERI) and not reinsured by the Department of Education (Financed Private Loans).

I.      COMPLIANCE

       1.   FINANCED FEDERAL LOANS

            A. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the December 18, 1992 Federal Register, Part II, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Regulations.

                We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2000, and for the year then ended:

                    - 34 CFR 682.202, "Permissible Charges by Lenders to Borrowers"; all parts except for (a)(2), (b)(5),
                         (c)-(e), and (g).

                    - 34 CFR 682.208, "Due Diligence in Servicing a Loan"; all parts except for (b)(1)(i)-(ii), (b)(1)(v), (b)(2), and (c)-(f).

                    - 34 CFR 682.209, "Repayment of a Loan"; all parts except for (a)(2)(i), (a)(4), (b), (d), (f), (g), (i), and
                         (j).

                    -    34 CFR 682.210, "Deferment"; all parts except for
                         (a)(9) and (b)(6).

                    -    34 CFR 682.211, "Forbearances"; all parts except for
                         (a)(3) and (d).

                    - 34 CFR 682.213, "Prohibition Against the Use of the Rule of 78s."

                    - 34 CFR 682.300, "Payment of Interest Benefits on Stafford Loans."

                    - 34 CFR 682.301, "Eligibility of Borrowers for Interest Benefits on Stafford Loans"; all parts except for (a) and (c).

                    - 34 CFR 682.302, "Payment of Special Allowance on FFEL Loans"; all parts except for (c)(2), (c)(3), (d), and
                         (e).

                    - 34 CFR 682.304, "Methods for Computing Interest Benefit and Special Allowance"; all parts except for (a), (b), and (d)(2).

                    - 34 CFR 682.305, "Procedures for Payment of Interest Benefit and Special Allowance"; all parts except for
                         (a)(2)-(4), (b), and (c).

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                                                                   Page 15 of 18

            PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

               Statement of Compliance with Specifically Identified Requirements

                    - 34 CFR 682.402, "Death, Disability and Bankruptcy Payments"; all parts except for (e), (g), and (i)-(k).

                    - 34 CFR 682.411, "Due Diligence by Lenders in the Collection of Guaranty Agency Loans"; all parts except for (f), (i), (j), (m), and (n).

                    - 34 CFR 682.414, "Records, Reports, and Inspection Requirements for Guaranty Agency Programs"; all parts except for (a)(1), (a)(2), (a)(3), (b), and (c).

          B. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations published in the December 1, 1995 Federal Register, Part III, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Rule.

              We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2000 and for the year then ended:

                    -    34 CFR 682.209, "Repayment of a Loan"; Part (b).

          C. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations published in the October 29, 1999 Federal Register, Part V, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Rule.

              We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2000 and for the year ended:

                    - 34 CFR 682.411, "Lender Due Diligence in Collecting Guaranty Agency Loans"; Part (f).

          D. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations published in the July 27, 2000 Federal Register, Part V, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Rule.

              We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2000 and for the year ended:

                    - 34 CFR 682.411, "Lender Due Diligence in Collecting Guaranty Agency Loans"; Part (i).

2.        Financed Private Loans

          A. Compliance with the aforementioned sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the Access Loan Programs Servicing Agreement between Pennsylvania Higher Education Assistance Agency and Society National Bank dated March 23, 1995.

              I.    "Account Servicing, Document Storage"

              II.   "Delinquency Servicing"


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                                                                   Page 16 of 18

                 PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

        Statement of Compliance with Specifically Identified Requirements

               IV.  "Deferment and Forbearance Processing"

               VI.  "Filing Claims"

          B. Compliance with the aforementioned sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the 2000 Servicing Guidelines for TERI, effective December 1, 2000.

               We have complied with the revised delinquency servicing requirements for TERI guaranteed Financed Private Loans for the period December 1, 2000 through December 31, 2000.

II.         NONCOMPLIANCE

            1.   Financed Federal Loans

                 Compliance was not achieved for the following federal regulation as of December 31, 2000, and for the year then ended:

                       - 34 CFR 682.414(a)(5)(ii), which states, "A lender or guaranty agency holding a promissory note must retain the original or a true and exact copy of the promissory note until the loan is paid in full or assigned to the Secretary." Neither Key Bank or PHEAA were able to provide the original or true and exact copy of the promissory note for the following loan:

                          Social Security Number   Loan Type   Disbursement Date
                          ----------------------   ---------   -----------------

                                ###-##-####         Stafford        12/7/99

                 PHEAA's Response:

                 PHEAA performed a note examination upon conversion of this account to its servicing system. At that time, it was determined and documented that the promissory note was not provided by the originator and therefore could not be maintained by the Servicer. Servicer liability does not exist for this account regarding the Federal Regulation that was tested by KPMG.

            2.   Financed Private Loans

                 No items noted.


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